EXHIBIT 99.1

GSI Technology Announces Strategic Cost Reduction Initiatives

Taking Steps to Reduce Operating Expenses and Cash Burn While Maintaining APU Development and Launch Strategy

SUNNYVALE, Calif., Nov. 30, 2022 (GLOBE NEWSWIRE) -- GSI Technology, Inc. (Nasdaq: GSIT), developer of the Gemini® Associative Processing Unit (APU) for AI and high-performance parallel computing (HPPC) and a leading provider of high-performance memory solutions for the networking, telecommunications and military markets, today announced the implementation of cost reduction initiatives to better align its operational structure with its near-term and long term goals for APU products currently under development.

GSI aims to reduce its operating expenses by approximately $7.0 million on an annualized basis, primarily from salary reductions related to reduced headcount and salary decreases for certain retained employees, as well as targeted reductions in research and development spending. These strategic cost reduction measures are expected to enable GSI to better focus its operational resources on advancing its proprietary APU technology.

“GSI’s goal with these cost reduction initiatives is to scale our operations more appropriately and target investments more precisely to increase our efficiency,” stated Lee-Lean Shu, GSI Technology Chairman and Chief Executive Officer. “The launch of Gemini-I and continued development of Gemini-II remain our primary priorities while supporting the essential operations of our legacy SRAM business, including our radiation-hardened and radiation-tolerant SRAM products.”

None of the Gemini-II chip development and core APU software development, including the APU compiler, will be affected by the reduction in R&D spending, and the APU marketing, sales, and APU engineering efforts will retain priority in the budget. The planned spending reductions will not impact the launch of Gemini-I in target markets, including SAR, search, and SaaS.

The cost reduction initiative is expected to be completed by March 31, 2023 and will result in an approximate 15% decrease in GSI’s global workforce. GSI expects to incur approximately $850,000 in termination costs, including the payout of accrued vacation, which will require cash expenditures, most of which are expected to be incurred in the current fiscal year.

ABOUT GSI TECHNOLOGY

Founded in 1995, GSI Technology, Inc. is a leading provider of semiconductor memory solutions. GSI's resources are focused on bringing new products to market that leverage existing core strengths, including radiation-hardened memory products for extreme environments and Gemini-I, the associative processing unit designed to deliver performance advantages for diverse artificial intelligence applications. GSI Technology is headquartered in Sunnyvale, California, and has sales offices in the Americas, Europe, and Asia. For more information, please visit www.gsitechnology.com.

Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding GSI Technology's expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to GSI Technology as of the date hereof, and GSI Technology assumes no obligation to update any such forward-looking statements. Forward-looking statements involve a variety of risks and uncertainties, which could cause actual results to differ materially from those projected. Examples of risks that could affect our current expectations regarding the cost reduction initiatives, the resulting expense reductions and our development of APU products include: our ability to implement the cost reduction initiatives, the impact of the cost reduction initiatives on the business and operations of GSI Technology, including any possible disruption of GSI Technology’s business, and the failure to realize the anticipated benefits of the cost reduction initiatives; the rapidly evolving markets for artificial intelligence and high-performance parallel computing products and uncertainty regarding the development of these markets; intensive competition; and delays or unanticipated costs that may be encountered in the development of new products based on our in-place associative computing technology and the establishment of new markets and customer and partner relationships for the sale of such products. Many of these risks are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 global pandemic. Further information regarding these and other risks relating to GSI Technology's business is contained in the Company's filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings.

Contacts:

Investor Relations
Hayden IR
Kim Rogers
385-831-7337
Kim@HaydenIR.com

Media Relations
Finn Partners for GSI Technology
Ricca Silverio
(415) 348-2724
gsi@finnpartners.com

Company
GSI Technology, Inc.
Douglas M. Schirle
Chief Financial Officer
408-331-9802